SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Soliciting Material Pursuant to Rule §240.14a-12

MARIMBA, INC.

(Name of Registrant as Specified in its Charter)

BMC SOFTWARE, INC.

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Marimba, Inc. FAQs

Q: Who is Marimba?

A: Founded in 1996, Marimba is a well established and widely recognized software company with leading technology and products that streamline the distribution and management of both client and server applications. Marimba solutions address some of the most important IT business problems such as asset discovery, security patch management, software distribution, software license compliance, server management, operating systems management, IT asset tracking and management. Marimba software solutions for desktops, laptops, servers, and devices allow their worldwide base of customers to reduce IT costs, significantly improve IT resource efficiency, and improve IT quality of service. Marimba headquarters are in Mountain View, California, USA. A list of other office locations for Marimba can be found at www.marimba.com.

Q: How does this acquisition fit into BMC Software’s overall growth strategy?

A: BMC Software’s growth strategy is to focus on helping our customers achieve better IT/business alignment and improved IT operations with Business Service Management solutions. By enhancing offerings that deliver this simple and compelling strategy, BMC Software will drive greater value to our customers.

Q: When will the acquisition be complete?

A: The acquisition is subject to regulatory and Marimba shareholder approval. We expect the transaction to close in our second fiscal quarter. BMC Software will not be required to have a shareholder vote.

Q: How will the acquisition affect existing Marimba customers?

A: BMC Software recognizes the compelling value delivered to Marimba customers. As such, following the close, BMC Software plans to continue to support Marimba products, and extend Marimba market reach by offering products through the extensive global BMC Software field and channel organizations.

Q: What products does Marimba bring to BMC Software?

A: Marimba offers two main product families for client and server management. Marimba’s Client Management product family includes a desktop/mobile suite and a handheld suite that automate critical client management functions across the enterprise. Marimba’s server management products automate critical server management functions such as inventory, provisioning, packaging, configuration, auditing and repair, reducing the complexity of managing servers across the enterprise. Marimba solutions address some of the most important IT business problems such as asset discovery, security patch management, software distribution, software license compliance, server management, Operating Systems management, IT asset tracking and management. Marimba software solutions for desktops, laptops, servers, and devices allow customers to reduce IT costs, significantly improve IT resource efficiency, and improve IT quality of service.

Q: Is there any overlap between BMC Software and Marimba products?

A: No, there is no overlap between products.

Q: How do BMC Software and Marimba products complement each other?

A: Together, Marimba and BMC Software expand Business Service Management offerings by bringing together BMC Software’s process-based asset and change management with Marimba’s policy-based client and server management solutions. The combination also provides BMC Software with a more complete solution for Server Consolidation and Server Change Management.

Q: How can I get more information on BMC Software or Marimba and their products?

A: For more information, please visit www.bmc.com and www.marimba.com.

Forward-Looking Statements

These FAQs contain forward-looking statements that involve risks and uncertainties concerning BMC

Software’s proposed acquisition of Marimba, BMC Software’s expected financial performance, as well as BMC Software’s strategic and operational plans. Actual events or results may differ materially from those described in these FAQs due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the requirement that Marimba’s stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the SEC and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on Marimba’s customer relationships, operating results and business generally, including the ability to retain key employees. Other potential risks and uncertainties include, among others, the reaction of customers of BMC Software and Marimba to the transaction; BMC Software’s ability to successfully integrate Marimba’s operations and employees; and general economic conditions. More information about potential factors that could affect BMC Software’s business and financial results is included in BMC Software’s SEC filings.

Additional Information About the Merger and Where to Find It

Marimba will file a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. MARIMBA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Marimba seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Marimba with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by Marimba with the SEC may also be obtained free of cost by directing a request to: Investor Relations Group, Marimba, Inc, 440 Clyde Avenue, Mountain View, CA 94043; or InvestorRelations@marimba.com.You may also read and copy any reports, statements and other information filed by Marimba at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Marimba and BMC Software and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of Marimba stockholders in connection with the proposed merger. Certain directors and executive officers of Marimba may have interests in the merger, including severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of Marimba common stock generally, and their interests will be described in the proxy statement that will be filed by Marimba with the SEC.

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BMC Software, the BMC Software logos and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.

Marimba is a registered trademark of Marimba, Inc., in the U.S. and certain other countries. Other trademarks and product, company or service names included herein are the property of their respective owners.